Exhibit 99.1

CONTACT
Matt DiLiberto
Chief Financial Officer
(212) 594-2700

SL GREEN REALTY CORP. REPORTS FOURTH QUARTER
AND FULL YEAR 2016 EPS OF $0.44 AND $2.34 PER SHARE;
AND FFO OF $1.43 AND $8.29 PER SHARE

Financial and Operating Highlights

•	Net income attributable to common stockholders of $0.44 per share for the fourth quarter and $2.34 per share for the full year 2016 compared to $1.01 and $2.70 per share for the same periods in 2015.

•
FFO of $1.43 per share, net of transaction related costs of $0.02 per share for the fourth quarter and $8.29 per share, net of transaction related costs of $0.10 per share for full year 2016 compared to $1.61 per share, net of transaction related costs of $0.01 per share and $6.38 per share net of transaction related costs of $0.11 per share for the same periods in 2015.

•	Combined same-store cash NOI increased 6.0% for the full year as compared to the prior year.

•
Signed 31 Manhattan office leases covering 414,977 square feet during the fourth quarter and 169 Manhattan office leases covering 3,168,231 square feet during the year ended December 31, 2016. The mark-to-market on signed Manhattan office leases was 18.6% higher in the fourth quarter and 27.6% higher for the year over the previously fully escalated rents on the same spaces.

•
Signed a 15-year lease covering seven floors and 69,214 square feet with Nike, Inc. at 650 Fifth Avenue. The lease comprises the building's entire retail component which is held through a joint venture with Jeff Sutton.

•
Signed 20 Suburban office leases covering 81,522 square feet during the fourth quarter and 86 Suburban office leases covering 638,184 square feet during the year ended December 31, 2016 . The mark-to-market on signed Suburban office leases was 10.9% higher in the fourth quarter and 6.1% higher for the year over the previously fully escalated rents on the same spaces.

•	Manhattan same-store occupancy, inclusive of leases signed but not yet commenced, was 97.1% as of December 31, 2016 as compared to 97.2% as of December 31, 2015 and 97.5% as of September 30, 2016.
Investing Highlights

•	Closed on the previously announced sale of a 49% interest in 400 East 57th Street for a gross asset valuation of $170.0 million. The Company recognized a gain on the sale of $23.9 million.

•
Obtained consent to the modifications to the mortgage on 11 Madison Avenue sought by the Company in conjunction with the sale of a 40% beneficial interest in the property to PGIM Real Estate in August 2016.

•	Originated new debt and preferred equity investments totaling $485.0 million in the fourth quarter, of which $415.0 million was retained at a yield of 9.0%.
Financing Highlights

•	Fitch Ratings upgraded the Rating Outlook for the Company to Positive from Stable and affirmed the Issuer Default Rating (IDR) at 'BBB-'.

•	In January, closed on the refinancing of 315 West 33rd Street, also known as The Olivia. The $250.0 million financing has a 10-year term and carries a fixed interest rate of 4.236%.

•
In January, together with our joint venture partner, closed on a $375.0 million refinancing of 1745 Broadway, of which $345.0 million was funded at closing. The new financing has a 3-year term with two 1-year extension options, carries a floating interest rate of LIBOR + 1.85%, and replaces the previous $340.0 million of indebtedness on the property.

•
In January, closed on a $450.0 million refinancing of 485 Lexington Avenue. The new financing has a 10-year term, carries a fixed effective interest rate of 4.22% and replaces the previous $450.0 million of indebtedness on the property.

•
In December, closed on a $100.0 million 10-year refinancing of 1-7 Landmark Square in Stamford, Connecticut, which bears interest at a fixed effective rate of 4.91%. The new mortgage replaces the previous $77.9 million of indebtedness on the property.

•
In October, together with our joint venture partner, closed on a $40.0 million refinancing of 400 East 58th Street. The new financing has a 10-year term, carries a fixed interest rate of 3.00% for the first 5 years and is prepayable without penalty in year 5. The loan replaces the previous $28.5 million of indebtedness on the property.

Summary
New York, NY, January 25, 2017 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net income attributable to common stockholders for the quarter ended December 31, 2016 of $44.0 million, or $0.44 per share as compared to net income attributable to common stockholders of $101.3 million, or $1.01 per share for the same quarter in 2015. Net income attributable to common stockholders for the quarter ended December 31, 2016 includes $27.8 million, or $0.26 per share, of net gains recognized from the sale of real estate as compared to $57.3 million, or $0.55 per share, of net gains recognized from the sale of real estate and purchase price fair value adjustments for the same quarter in 2015.
The Company also reported net income attributable to common stockholders for the year ended December 31, 2016 of $234.9 million, or $2.34 per share as compared to net income attributable to common stockholders of $269.1 million, or $2.70 per share for the same period in 2015.

The Company reported funds from operations, or FFO, for the quarter ended December 31, 2016 of $150.8 million, or $1.43 per share, net of transaction related costs of $1.6 million, or $0.02 per share, as compared to FFO for the same period in 2015 of $167.2 million, or $1.61 per share, net of transaction related costs of $1.4 million, or $0.01 per share.
The Company also reported FFO for the year ended December 31, 2016 of $869.9 million, or $8.29 per share, net of transaction related costs of $10.6 million, or $0.10 per share, as compared to FFO for the same period in 2015 of $661.8 million, or $6.38 per share, net of transaction related costs of $11.5 million, or $0.11 per share.
FFO for the current year includes a lease termination fee of $94.0 million, or $0.90 per share, and a write-off of accounting related balances of $75.3 million, of $0.72 per share, related to the early lease termination and sale of 388-390 Greenwich Street to Citigroup, Inc. ("Citi"). FFO for the current year also includes $41.1 million, or $0.39 per share, of additional income related to the recapitalization of a debt investment, as well as promote income of $10.8 million, or $0.10 per share, related to the sale of 33 Beekman Street, offset by $17.4 million, or $0.17 per share, of accounting write-offs related to space previously leased to Aeropostale at 1515 Broadway.
All per share amounts in this press release are presented on a diluted basis.
Operating and Leasing Activity
For the quarter ended December 31, 2016, the Company reported consolidated revenues and operating income of $374.2 million and $199.5 million, respectively, compared to $425.4 million and $259.6 million, respectively, for the same period in 2015. For the year ended December 31, 2016, the Company reported consolidated revenues and operating income of $1.9 billion and $1.2 billion, respectively, compared to $1.7 billion and $1.0 billion, respectively, for the same period in 2015.
Same-store cash NOI on a combined basis increased by 5.5% to $185.3 million for the quarter ended December 31, 2016 as compared to the same period in 2015. For the quarter, consolidated property same-store cash NOI increased by 5.2% to $164.6 million and unconsolidated joint venture property same-store cash NOI increased by 8.0% to $20.6 million in 2016 as compared to the same period in 2015.
Same-store cash NOI on a combined basis increased by 6.0% to $720.0 million for the year ended December 31, 2016 as compared to $679.4 million for the same period in 2015. For the year ended December 31, 2016, consolidated property same-store cash NOI increased by 5.9% to $640.8 million and unconsolidated joint venture property same-store cash NOI increased by 6.7% to $79.2 million, as compared to the same period in 2015.
During the fourth quarter, the Company signed 31 office leases in its Manhattan portfolio totaling 414,977 square feet. Nineteen leases comprising 202,839 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $76.12 per rentable square foot, representing a 18.6% increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leases signed in the fourth quarter was 8.6 years and average tenant concessions were 6.8 months of free rent with a tenant improvement allowance of $64.79 per rentable square foot.

During the year ended December 31, 2016, the Company signed 169 office leases in its Manhattan portfolio totaling 3,168,231 square feet. One hundred twenty-seven leases comprising 2,624,060 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $71.48 per rentable square foot, representing a 27.6% increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leases signed in the year ended December 31, 2016 2016 was 11.9 years and average tenant concessions were 4.5 months of free rent with a tenant improvement allowance of $48.16 per rentable square foot.
Same-store occupancy for the Company's Manhattan portfolio was 97.1% at December 31, 2016, inclusive of 244,337 square feet of leases signed but not yet commenced as compared to 97.2% at December 31, 2015 and 97.5% at September 30, 2016.
During the fourth quarter, the Company signed 20 office leases in its Suburban portfolio totaling 81,522 square feet. Twelve leases comprising the remaining 56,804 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $36.42 per rentable square foot, representing a 10.9% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Suburban office leases signed in the fourth quarter was 5.3 years and average tenant concessions were 3.5 months of free rent with a tenant improvement allowance of $16.76 per rentable square foot.
During the year ended December 31, 2016, the Company signed 86 office leases in its Suburban portfolio totaling 638,184 square feet. Fifty leases comprising the remaining 391,712 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $38.41 per rentable square foot, representing a 6.1% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Suburban office leases signed in the year ended December 31, 2016 was 6.8 years and average tenant concessions were 6 months of free rent with a tenant improvement allowance of $26.11 per rentable square foot.
Same-store occupancy for the Company's Suburban portfolio was 85.1% at December 31, 2016, inclusive of 30,160 square feet of leases signed but not yet commenced, as compared to 83.3% at December 31, 2015 and 85.4% at September 30, 2016.
Significant leases that were signed during the fourth quarter included:

•	New lease on 69,214 square feet with Nike at 650 Fifth Avenue for 15 years;

•	New lease on 66,297 square feet with Nixon Peabody at 55 W. 46th Street, also known as Tower 46, for 15 years;

•	New lease on 56,932 square feet with Antares Capital at 280 Park Avenue for 13.3 years;

•	New lease on 53,490 square feet with PDT Partners at 1745 Broadway for 2.0 years;

•	Renewal on 48,713 square feet with Landmark Worldwide at 315 West 33rd Street, also known as The Olivia, bringing the remaining lease term to 15.3 years;

•	New lease on 45,045 square feet with Comcast Cable Communications at Tower 46 for 10 years;

•	Renewal on 40,334 square feet with Equinox at 420 Lexington Avenue, also known as The Graybar Building, bringing the remaining lease term to 20.0 years;

•	Renewal on 31,556 square feet with Highbridge Capital Management at 1350 Avenue of the Americas bringing the remaining term to 2.5 years;

•	Renewal on 16,708 square feet with New York State United Teachers at 520 White Plains Road in Tarrytown, New York, bringing the remaining lease term to 1.8 years.
Marketing, general and administrative, or MG&A, expenses for the year ended December 31, 2016 were $99.8 million, or 4.7% of total combined revenues and an annualized 53 basis points of total combined assets.
Real Estate Investment Activity
In October, the Company closed on the previously announced sale of a 49% interest in the entity that owns 400 East 57th Street for a gross asset valuation of $170.0 million and recognized a gain on sale of $23.9 million.
In November 2016, the Company obtained consent to the modifications to the mortgage on 11 Madison Avenue sought by the Company in conjunction with the sale of a 40% beneficial interest in the property to PGIM Real Estate. Obtaining these modifications results in the Company achieving sale accounting on the transaction thereby recognizing a gain on sale of $3.6 million, and terminates the right of PGIM Real Estate to require the Company to repurchase the interest they acquired if the modification was not obtained.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity investment portfolio totaled $1.64 billion at December 31, 2016 at a weighted average current yield of 9.3%, excluding $0.34 billion of debt and preferred equity investments that are included in other balance sheet line items for accounting purposes. During the fourth quarter, the Company originated new debt and preferred equity investments totaling $485.0 million, of which $415.0 million was retained and $332.2 million was funded, at a weighted average current yield of 9.0%. During the fourth quarter, the Company recorded $237.3 million of principal reductions from investments that were repaid and sold/syndicated.
Financing Activity
In December, Fitch Ratings upgraded the Rating Outlook of the Company to Positive from Stable and affirmed the Issuer Default Rating (IDR) at 'BBB-'.
In January, the Company closed on the refinancing of 315 West 33rd Street, also known as The Olivia. The $250.0 million financing has a 10-year term and carries a fixed interest rate of 4.236%.
In January, the Company, along with its joint venture partner, closed on the refinancing of 1745 Broadway. The $375.0 million financing, of which $345.0 million was funded at closing, has a 3-year term with two 1-year extension options, carries a floating interest rate of LIBOR + 1.85%, and replaces the previous $340.0 million of indebtedness on the property.

In January, the Company closed on the refinancing of 485 Lexington Avenue. The $450.0 million financing has a 10-year term, carries a fixed effective interest rate of 4.22% and replaces the previous $450.0 million of indebtedness on the property.
In December, the Company closed on the refinancing of 1-7 Landmark Square in Stamford, Connecticut. The $100.0 million financing has a 10-year term, carries a fixed effective interest rate of 4.91% and replaces the previous $77.9 million of indebtedness on the property.
In October, the Company, along with its joint venture partner, closed on the refinancing of 400 East 58th Street. The $40.0 million financing has a 10-year term, carries a fixed interest rate of 3.00%, and replaces the previous $28.5 million of indebtedness on the property.
Dividends
During the fourth quarter of 2016, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•
$0.775 per share of common stock, which was paid on January 17, 2017 to shareholders of record on the close of business on January 3, 2017. The annual dividend of $3.10 per share represents a 7.6 percent increase over the prior year; and

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$0.40625 per share on the Company's 6.50% Series I Cumulative Redeemable Preferred Stock for the period October 15, 2016 through and including January 14, 2017, which was paid on January 17, 2017 to shareholders of record on the close of business on January 3, 2017, and reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.625 per share.

Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chief Executive Officer, will host a conference call and audio webcast on Thursday, January 26, 2017 at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Financial Reports.”
The live conference call will be webcast in listen-only mode in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Event Calendar & Webcasts”. The conference may also be accessed by dialing toll-free (877) 312-8765 or international (419) 386-0002, and using passcode 46669272.
A replay of the call will be available 7 days after the call by dialing (855) 859-2056 using pass-code 46669272. A webcast replay will also be available in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Event Calendar & Webcasts”.

Company Profile
SL Green Realty Corp., an S&P 500 company and New York City's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of December 31, 2016, SL Green held interests in 127 Manhattan buildings totaling 47.8 million square feet. This included ownership interests in 28.1 million square feet of commercial buildings and debt and preferred equity investments secured by 19.7 million square feet of buildings. In addition, SL Green held ownership interests in 30 suburban buildings totaling 4.8 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey.
To be added to the Company's distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at (212) 594-2700.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statement
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31
	2016	2015	2016	2015
Revenues:
Rental revenue, net	$279,869	$319,961	$1,323,767	$1,245,981
Escalation and reimbursement	49,501	47,882	196,858	178,512
Investment income	38,661	44,540	213,008	181,128
Other income	6,211	13,007	130,348	57,208
Total revenues	374,242	425,390	1,863,981	1,662,829
Expenses:
Operating expenses, including related party expenses of $6,719 and $21,890 in 2016 and $6,477 and $20,071 in 2015.	78,590	76,085	312,859	301,624
Real estate taxes	60,457	59,684	248,388	232,702
Ground rent	8,308	8,308	33,261	32,834
Interest expense, net of interest income	64,873	88,176	321,199	323,870
Amortization of deferred financing costs	4,384	7,621	24,564	27,348
Depreciation and amortization	104,026	106,800	821,041	560,887
Transaction related costs	1,541	1,391	7,528	11,430
Marketing, general and administrative	25,785	22,734	99,759	94,873
Total expenses	347,964	370,799	1,868,599	1,585,568
Income (loss) from continuing operations before equity in net income from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate, gain on sale of real estate, depreciable real estate reserve, loss on sale of marketable securities and loss on early extinguishment of debt	26,278	54,591	(4,618)	77,261
Equity in net (loss) income from unconsolidated joint ventures	(95)	2,377	11,874	13,028
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate	421	(206)	44,009	15,844
Purchase price fair value adjustment	—	40,078	—	40,078
Gain on sale of real estate, net	27,366	16,270	238,116	175,974
Depreciable real estate reserves	—	—	(10,387)	(19,226)
Loss on sale of marketable securities	—	—	(83)	—
Loss on early extinguishment of debt	—	—	—	(49)
Income from continuing operations	53,970	113,110	278,911	302,910
Net income from discontinued operations	—	—	—	427
Gain on sale of discontinued operations	—	1,139	—	14,122
Net income	53,970	114,249	278,911	317,459
Net income attributable to noncontrolling interests in the Operating Partnership	(1,966)	(3,931)	(10,136)	(10,565)
Net income attributable to noncontrolling interests in other partnerships	(1,398)	(2,626)	(7,644)	(15,843)
Preferred unit distributions	(2,853)	(2,651)	(11,235)	(6,967)
Net income attributable to SL Green	47,753	105,041	249,896	284,084
Perpetual preferred stock dividends	(3,737)	(3,738)	(14,950)	(14,952)
Net income attributable to SL Green common stockholders	$44,016	$101,303	$234,946	$269,132

Earnings Per Share (EPS)
Net income per share (Basic)	$0.44	$1.02	$2.35	$2.71
Net income per share (Diluted)	$0.44	$1.01	$2.34	$2.70

Funds From Operations (FFO)
FFO per share (Basic)	$1.44	$1.61	$8.32	$6.41
FFO per share (Diluted)	$1.43	$1.61	$8.29	$6.38

Basic ownership interest
Weighted average REIT common shares for net income per share	100,321	99,758	100,186	99,345
Weighted average partnership units held by noncontrolling interests	4,473	3,829	4,322	3,900
Basic weighted average shares and units outstanding	104,794	103,587	104,508	103,245

Diluted ownership interest
Weighted average REIT common share and common share equivalents	100,695	100,226	100,558	99,835
Weighted average partnership units held by noncontrolling interests	4,473	3,829	4,322	3,900
Diluted weighted average shares and units outstanding	105,168	104,055	104,880	103,735

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31	December 31,
	2016	2015
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$3,309,710	$4,779,159
Building and improvements	7,948,852	10,423,739
Building leasehold and improvements	1,437,325	1,431,259
Properties under capital lease	47,445	47,445
	12,743,332	16,681,602
Less accumulated depreciation	(2,264,694)	(2,060,706)
	10,478,638	14,620,896
Assets held for sale	—	34,981
Cash and cash equivalents	279,443	255,399
Restricted cash	90,524	233,578
Investment in marketable securities	85,110	45,138
Tenant and other receivables, net of allowance of $16,592 and $17,618 in 2016 and 2015, respectively	53,772	63,491
Related party receivables	15,856	10,650
Deferred rents receivable, net of allowance of $25,203 and $21,730 in 2016 and 2015, respectively	442,179	498,776
Debt and preferred equity investments, net of discounts and deferred origination fees of $16,705 and $18,759 in 2016 and 2015, respectively	1,640,412	1,670,020
Investments in unconsolidated joint ventures	1,890,186	1,203,858
Deferred costs, net	267,600	239,920
Other assets	614,067	850,939
Total assets	$15,857,787	$19,727,646
Liabilities
Mortgages and other loans payable	$4,140,712	$6,992,504
Revolving credit facility	—	994,000
Unsecured term loan	1,183,000	1,386,244
Unsecured notes	1,133,957	933,000
Deferred financing costs, net	(82,258)	(130,295)
Total debt, net of deferred financing costs	6,375,411	10,175,453
Accrued interest payable	36,052	42,406
Other liabilities	212,493	168,477
Accounts payable and accrued expenses	190,583	196,213
Deferred revenue	217,955	399,102
Capitalized lease obligations	42,132	41,360
Deferred land leases payable	2,583	1,783
Dividend and distributions payable	87,271	79,790
Security deposits	66,504	68,023
Liabilities related to assets held for sale	—	29,000
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	7,330,984	11,301,607

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	473,882	424,206
Preferred units	302,010	282,516

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both December 31, 2016 and December 31, 2015	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 101,617 and 100,063 issued and outstanding at December 31, 2016 and December 31, 2015, respectively (including 1,055 and 87 shares held in Treasury at December 31, 2016 and December 31, 2015, respectively)	1,017	1,001
Additional paid-in capital	5,624,545	5,439,735
Treasury stock at cost	(124,049)	(10,000)
Accumulated other comprehensive loss	22,137	(8,749)
Retained earnings	1,578,893	1,643,546
Total SL Green Realty Corp. stockholders’ equity	7,324,475	7,287,465
Noncontrolling interests in other partnerships	426,436	431,852
Total equity	7,750,911	7,719,317
Total liabilities and equity	$15,857,787	$19,727,646

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended
	December 31,
	2016	2015
FFO Reconciliation:
Net income attributable to SL Green common stockholders	$44,016	$101,303
Add:
Depreciation and amortization	104,026	106,800
Joint venture depreciation and noncontrolling interest adjustments	27,662	10,373
Net income attributable to noncontrolling interests	3,364	6,557
Less:
Gain on sale of real estate and discontinued operations, net	27,366	17,409
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	421	(206)
Purchase price fair value adjustment	—	40,078
Depreciable real estate reserve	—	—
Depreciation on non-rental real estate assets	522	511
Funds From Operations attributable to SL Green common stockholders and noncontrolling interests	$150,759	$167,241

	Consolidated Properties		Unconsolidated Joint Ventures (100%)
	Three Months Ended		Three Months Ended
	December 31,		December 31,
Operating income and Same-store NOI Reconciliation:	2016	2015	2016	2015
Income from continuing operations before equity in net income from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate, gain on sale of real estate, depreciable real estate reserve, loss on sale of marketable securities and loss on early extinguishment of debt	$26,278	$54,591	$15,831	$2,109

Equity in net income from unconsolidated joint ventures	(95)	2,377
Depreciation and amortization	104,026	106,800	66,976	40,001
Interest expense, net of interest income	64,873	88,176	49,865	51,974
Amortization of deferred financing costs	4,384	7,621	7,162	3,766
Loss on early extinguishment of debt	—	—	—	(8)
Operating income	199,466	259,565	139,834	97,842

Marketing, general and administrative expense	25,785	22,734	—	—
Net operating income from discontinued operations	—	—	—	—
Transaction related costs, net	1,541	1,391	207	—
Non-building revenue	(37,600)	(57,885)	(11,383)	(9,463)
Equity in net income from unconsolidated joint ventures	95	(2,377)	—	—
Loss on early extinguishment of debt	—	—	—	(8)
Net operating income (NOI)	$189,287	$223,428	$128,658	$88,371

NOI from discontinued operations	—	—	—	—
NOI from other properties/affiliates	(12,677)	(53,196)	(105,128)	(67,503)
Same-Store NOI	176,610	170,232	23,530	20,868

Ground lease straight-line adjustment	390	472	—	—

Straight-line and free rent	(8,502)	(10,207)	(2,525)	(1,329)
Rental income - FAS 141	(3,857)	(4,065)	(388)	(450)
Same-store cash NOI	$164,641	$156,432	$20,617	$19,089

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Year Ended
	December 31
	2016	2015
FFO Reconciliation:
Net income attributable to SL Green common stockholders	$234,946	$269,132
Add:
Depreciation and amortization	821,041	560,887
Joint venture depreciation and noncontrolling interest adjustments	69,853	34,226
Net income attributable to noncontrolling interests	17,780	26,408
Less:
Gain on sale of real estate and discontinued operations, net	238,116	190,096
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	44,009	15,844
Purchase price fair value adjustment	—	40,078
Depreciable real estate reserve	(10,387)	(19,226)
Depreciation on non-rental real estate assets	2,027	2,036
Funds From Operations attributable to SL Green common stockholders and noncontrolling interests	$869,855	$661,825

	Consolidated Properties		Unconsolidated Joint Ventures (100%)
	Year Ended		Year Ended
	December 31		December 31
Operating income and Same-store NOI Reconciliation:	2016	2015	2016	2015
Loss (income) from continuing operations before equity in net income from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate, gain on sale of real estate, depreciable real estate reserve, loss on sale of marketable securities and loss on early extinguishment of debt	$(4,618)	$77,261	$32,032	$4,257

Equity in net income from unconsolidated joint ventures	11,874	13,028
Depreciation and amortization	821,041	560,887	199,011	149,023
Interest expense, net of interest income	321,199	323,870	197,741	199,126
Amortization of deferred financing costs	24,564	27,348	24,829	13,394
Loss on early extinguishment of debt	—	(49)	(1,606)	(1,089)
Operating income	1,174,060	1,002,345	452,007	364,711

Marketing, general and administrative expense	99,759	94,873	—	—
Net operating income from discontinued operations	—	427	—	—
Transaction related costs, net	7,528	11,430	5,566	615
Non-building revenue	(217,945)	(195,944)	(31,914)	(25,690)
Equity in net income from unconsolidated joint ventures	(11,874)	(13,028)	—	—
Loss on early extinguishment of debt	—	49	1,606	1,089
Net operating income (NOI)	$1,051,528	$900,152	$427,265	$340,725

NOI from discontinued operations	—	—	—	—
NOI from other properties/affiliates	(381,013)	(231,392)	(338,773)	(258,701)
Same-Store NOI	670,515	668,760	88,492	82,024

Ground lease straight-line adjustment	1,749	1,887	—	—

Straight-line and free rent	(27,442)	(48,468)	(7,697)	(5,879)
Rental income - FAS 141	(4,050)	(17,100)	(1,557)	(1,867)
Same-store cash NOI	$640,772	$605,079	$79,238	$74,278

SL GREEN REALTY CORP.
SELECTED OPERATING DATA-UNAUDITED

	December 31
	2016	2015
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	22,613	24,029
Portfolio percentage leased at end of period	94.9%	94.5%
Same-Store percentage leased at end of period	95.8%	96.2%
Number of properties in operation	31	32

Office square feet where leases commenced during quarter ended (rentable)	171,581	390,771
Average mark-to-market percentage-office	5.1%	15.3%
Average starting cash rent per rentable square foot-office	$70.94	$65.48

(1)Includes wholly-owned and joint venture properties.